SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  December 5, 2002

MELLON RESIDENTIAL FUNDING CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-24453	23-2889067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center, Room 410, Pittsburgh, Pennsylvania 15258
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (412) 236-6559

Item 5.  OTHER EVENTS.

FILING OF POOLING AND SERVICING AGREEMENT.

Mellon Residential Funding Corporation (the "Depositor") registered issuances of up to $2,000,000,000 principal amount of Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-24453) (as amended, the "Registration Statement"). Pursuant to the Registration Statement, approximately $346,603,100 principal amount of Mortgage Pass-Through Certificates, Series 2002-TBC2 (the "Certificates") were issued on November 14, 2002.

The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Boston Safe Deposit and Trust Company, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Pooling and Servicing Agreement, dated as of November 1, 2002, among Mellon Residential Funding Corporation, as Depositor, Boston Safe Deposit and Trust Company, as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON RESIDENTIAL FUNDING

CORPORATION

By:

  /s/ Stephen Cobain

Name:

Stephen Cobain

Title:

President

Dated: December 5, 2002

Exhibit Index

Exhibit

Page

4.1 Pooling and Servicing Agreement, dated as of November 1, 2002, among Mellon Residential Funding Corporation, as Depositor, Boston Safe Deposit and Trust Company, as Seller and Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee.	5

Exhibit 4.1